As filed with the Securities and Exchange Commission on September 20, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TAPIMMUNE INC.
(Name of Issuer as Specified in Its Charter)

Nevada
(State or other jurisdiction of incorporation)

2834	45-4497941
(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

5 West Forsyth Street, Suite 200 Jacksonville, FL 32202
904-516-5436
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sierra Corporate Services
100 West Liberty Street, 10th Floor
Reno, Nevada 89501
(775) 788-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark A. Catchur

Shumaker, Loop & Kendrick, LLP

101 E. Kennedy Blvd., Suite 2800

Tampa, FL 33602

Telephone: 813-229-7600

Fax: 813-229-1660

Approximate date of commencement of proposed sale to the public: from time to time after this registration statement becomes effective as the selling shareholders shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock	3,157,490	$3.12	$9,860,842	$1,142.87
Total:	3,157,490	3.12	9,860,842	$1,142.87

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

This Registration Statement contains a combined prospectus under Rule 429 promulgated under the Securities Act of 1933 which also relates to (i) the Form S-3 registration statement (File No. 333-196115), initially filed May 20, 2014 and originally declared effective by the SEC on July 23, 2014, as last amended by the Form S-3 registration statement (File No. 333-215258), initially filed on December 22, 2016, and declared effective by the SEC on January 18, 2017; (ii) the Form S-1 registration statement (File No. 333-205757), initially filed July 20, 2015 and originally declared effective by the SEC on August 7, 2015, as last amended by the Form S-3 registration statement (File No. 333-215258), initially filed on December 22, 2016, and declared effective by the SEC on January 18, 2017, and (iii) the Form S-3 registration statement (File No. 333-215258), initially filed December 22, 2016, and originally declared effective by the SEC on January 18, 2017. Upon effectiveness, this Registration Statement will also act as a post-effective amendment to the three earlier registration statements.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion—Dated September 20, 2017

PROSPECTUS

10,866,425 Shares of Common Stock

We are registering for resale 4,408,014 shares of our common stock which are currently held by the selling stockholders named herein.

We are registering 6,458,411 shares of our common stock issuable upon the exercise of the following warrants held by the selling shareholders named herein:

•	157,233	shares of common stock issuable upon exercise of warrants issued on August 13, 2014,
•	208,333	shares of common stock issuable upon exercise of Series A Warrants,
•	416,667	shares of common stock issuable upon exercise of Series A-1 Warrants,
•	418,333	shares of common stock issuable upon exercise of Series C Warrants,
•	610,000	shares of common stock issuable upon exercise of Series D Warrants,
•	416,667	shares of common stock issuable upon exercise of Series D-1 Warrants,
•	442,074	shares of common stock issuable upon exercise of Series E Warrants,
•	416,667	shares of common stock issuable upon exercise of Series E-1 Warrants,
•	583,333	shares of common stock issuable upon exercise of Series F Warrants,
•	416,667	shares of common stock issuable upon exercise of Series F-1 Warrants,
•	653,187	shares of common stock issuable upon exercise of five-year warrants to purchase one share of our common stock for $6.00 (the “2016 PIPE Warrants”), and
•	65,327	shares of common stock issuable upon exercise of five-year warrants to purchase one share of our common stock for $4.80 (the “2016 Broker PIPE Warrants”),
•	1,503,567	shares of common stock issuable upon exercise of five-year warrants to purchase one share of our common stock for $3.97 (the “2017 PIPE Warrants”),
•	150,356	shares of common stock issuable upon exercise of five-year warrants to purchase one share of our common stock for $3.97 (the “ 2017 Broker PIPE Warrants”),

in order for the holders of such warrants to exercise the warrants, in their discretion, as well as for the resale of such shares of common stock by the selling stockholders.

The table below sets forth the exercise prices of our outstanding warrants:

Warrant Type	Exercise Price Per Share, Subject to Adjustments	Number of Warrants
August 2014	$14.04	157,233
Series A	$1.20	208,333
Series A-1	$1.20	416,667
Series C	$6.00	104,583
Series C*	$4.00	313,750
Series D	$9.00	297,500
Series D*	$4.00	312,500
Series D-1	$9.00	416,667
Series E	$15.00	255,519
Series E*	$4.50	186,555
Series E-1	$15.00	416,667
Series F	$7.20	290,833
Series F*	$4.00	292,500
Series F-1	$7.20	416,667
2016 Broker PIPE	$4.80	65,327
2016 PIPE*	$3.97	653,187
2017 Broker PIPE	$3.97	150,356
2017 PIPE	$3.97	1,503,567

* On June 23, 2017, certain existing institutional shareholders of TapImmune who hold various outstanding warrants to purchase our common stock, entered into warrant exercise agreements, in which we agreed to reduce the exercise price for 75% of the investors’ existing Series C, Series D, Series E and Series F Warrants. In connection with the private placement of common stock in June 2017, the Company reduced the exercise price for the warrants to purchase an aggregate of 653,187 shares of common stock issued to investors in the private placement that closed in August 2016 from $6.00 per share to $3.97 per share.

The terms of the Series A, Series D and Series E Warrants provide that in no event shall shares of common stock be issued to any holder of those Warrants to the extent such issuances of shares of common stock would result in such holder having ownership in excess of 4.9% of our outstanding shares of common stock. The terms of the Warrants issued in August 2014, Series C and Series F Warrants provide that in no event shall shares of common stock be issued to any holder of those Warrants to the extent such issuances of shares of common stock would result in such holder having ownership in excess of 9.9% of our outstanding shares of common stock. The terms of the Series A-1, Series D-1, Series E-1 and Series F-1 Warrants provide that in no event shall shares of common stock be issued to any holder of those Warrants to the extent such issuances of shares of common stock would result in such holder having ownership in excess of 49.9% of our outstanding shares of common stock.

The prices at which the selling stockholders may sell the shares of common stock underlying the securities held by them will be determined by the prevailing market price for the shares or in negotiated transactions. We provide more information on how the selling stockholders may resell their respective shares of our common stock in the Section titled “Plan of Distribution” beginning on page 7. We are not selling any securities under this prospectus and we will not receive proceeds from the sale of the shares by the selling stockholders, except pursuant to the exercise of the Warrants.

We are obligated to pay the expenses of registering these shares, but all selling and other expenses incurred by the selling stockholders will be paid by the selling stockholder.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “TPIV.” On September 18, 2017, the last reported sale price of our common stock on the Nasdaq Capital Market was $3.07 per share, and we had 10,271,696 shares of common stock outstanding.

This prospectus provides a general description of the securities being offered. You should carefully read this prospectus and the registration statement of which it forms a part carefully before you invest in any securities.

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                          , 2017.

ABOUT THIS PROSPECTUS

In this prospectus, all references to (i) “TapImmune” “we,” “us,” “our” or the “Company” mean TapImmune Inc.; (ii) “SEC” refers to the Securities and Exchange Commission; (iii) “Securities Act” refers to the United States Securities Act of 1933, as amended; (iv) “Exchange Act” refers to the United States Securities Exchange Act of 1934, as amended; and (v) all dollar amounts refer to United States dollars unless otherwise indicated.

You should rely only on the information we have provided or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

The Selling Stockholders are offering the common stock only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, under which the Selling Stockholders may offer from time to time up to an aggregate of 10,866,425 shares of our common stock in one or more offerings. If required, each time a Selling Stockholder offers common stock, in addition to this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”.

Note Regarding Reverse Stock Splits

On February 18, 2014, we filed a Certificate of Change pursuant to NRS 78.209 with the Secretary of State of the State of Nevada to effect a reverse split of our common stock at a ratio of one for 100. On September 15, 2016, we filed another Certificate of Change pursuant to NRS 78.209 with the Secretary of State of the State of Nevada to effect a reverse split of our common stock at a ratio of one for 12. All historical share and per share amounts reflected in this prospectus have been adjusted to reflect the reverse stock splits.

i

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, the negative of such terms or other comparable terminology. In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties outlined in this prospectus. Any of these items may cause our actual results to differ materially from any forward-looking statement made in this prospectus. Forward-looking statements in this prospectus include, statements as to:

•	the discovery, development, formulation, manufacturing and commercialization of our compounds, our drug candidates;

•	conducting clinical trials internally, with collaborators, or with clinical research organizations;

•	our collaboration and strategic relationship strategy; anticipated benefits and disadvantages of entering into such agreements;

•	our licensing, investment and commercialization strategies;

•	the regulatory approval process, including obtaining U.S. Food and Drug Administration and other international health authorities approval for our products in the United States and abroad;

•	the safety, effectiveness and potential benefits and indications of our drug candidates and other compounds under development;

•	the timing and size of our clinical trials; the compounds expected to enter clinical trials; timing of clinical trial results;

•	our ability to manage expansion of our drug discovery and development operations;

•	future required expertise relating to clinical trials, manufacturing, sales and marketing;

•	obtaining and terminating licenses to products, drug candidates or technology, or other intellectual property rights;

•	the receipt from or payments pursuant to collaboration or license agreements resulting from milestones or royalties;

•	plans to develop and commercialize products on our own;

•	plans to use third party manufacturers;

•	expected expenses and expenditure levels; expected uses of cash;

•	the adequacy of our capital resources to continue operations;

•	the need to raise additional capital;

•	our expectations regarding competition;

•	our investments, including anticipated expenditures, losses and expenses;

•	our patent prosecution and maintenance efforts; and

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Some of the risks and assumptions include:

•	our ability to obtain additional capital when needed;

•	fluctuations in net cash provided and used by operating, financing and investing activities;

•	our limited operating history;

•	our history of operating losses;

•	our ability to discover, develop, formulate, manufacture and commercialize our drug candidates;

•	the risk of unanticipated delays in, or discontinuations of, research and development efforts;

•	the risk that previous preclinical testing or clinical trial results are not necessarily indicative of future clinical trial results;

•	risks relating to the conduct of our clinical trials;

•	changing regulatory requirements and administrative practice;

•	the risk of adverse safety findings;

•	the risk that results of our clinical trials do not support submission of a marketing approval application for our drug candidates;

•	the risk of significant delays or costs in obtaining regulatory approvals;

•	risks relating to our reliance on third party manufacturers, collaborators, and clinical research organizations;

•	risks relating to the development of new products and their use by us and our current and potential collaborators;

•	risks relating to our inability to control the development of out-licensed compounds or drug candidates;

•	risks relating to our collaborators’ ability to develop and commercialize drug candidates;

•	costs associated with prosecuting, maintaining, defending and enforcing patent claims and other intellectual property rights;

•	our ability to maintain or obtain adequate product and clinical trial liability and other insurance coverage;

•	the risk that our drug candidates may not obtain or maintain regulatory approval;

•	the impact of technological advances and competition, including potential generic competition;

•	our ability to compete against third parties with greater resources than ours;

•	risks relating to changes in pricing and reimbursements in the markets in which we may compete;

•	competition to develop and commercialize similar drug products;

•	our ability to obtain and maintain patent protection and freedom to operate for our discoveries and to continue to be effective in expanding our patent coverage;

•	the impact of changing laws on our patent portfolio;

•	developments in and expenses relating to litigation;

•	our ability to in-license drug candidates or other technology;

•	fluctuations in net cash provided and used by operating, financing and investing activities;

•	the competitive environment in which we operate;

•	our dependence on key personnel;

•	conflicts of interest of our directors and officers;

•	our ability to fully implement our business plan;

•	our ability to effectively manage our growth; and

•	other regulatory, legislative and judicial developments.

Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by federal securities laws, we undertake no obligation to update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or in documents incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus, including the information set forth in the section entitled “Risk Factors” and the information that is incorporated by reference into this prospectus. See the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for a further discussion on incorporation by reference.

Company Overview

TapImmune Inc. (the “Company” or “we”), a Nevada corporation incorporated in 1992, is a biotechnology company focusing on immunotherapy specializing in the development of innovative peptide and gene-based immunotherapeutics and vaccines for the treatment of oncology and infectious disease. Unlike other vaccine technologies that narrowly address the initiation of an immune response, TapImmune's approach broadly stimulates the cellular immune system by enhancing the function of killer T-cells and T-helper cells and by restoring antigen presentation in tumor cells allowing their recognition and killing by the immune system.

Corporate Information

Our principal executive offices are located at 5 West Forsyth Street, Suite 200 Jacksonville, FL 32202 and our telephone number is 904-516-5436.

Common stock outstanding:	10,271,696 shares as of September 18, 2017

Common stock offered by selling stockholders:	10,866,425 shares

Common stock outstanding after the offering:	16,730,107 shares (1)

Use of Proceeds:

We will not receive any proceeds from the sale of the common stock by the selling stockholders. We may receive proceeds, rounded to the nearest thousand dollars, if the following warrants are exercised:

$2,208,000 if the outstanding warrants issued in August 2014 are exercised,

$250,000 if the outstanding Series A Warrants are exercised,

$500,000 if the outstanding Series A-1 Warrants are exercised,

$1,882,000 if the outstanding Series C Warrants are exercised,

$3,928,000 if the outstanding Series D Warrants are exercised,

$3,750,000 if the outstanding Series D-1 Warrants are exercised,

$4,672,000 if the outstanding Series E Warrants are exercised,

$6,250,000 if the outstanding Series E-1 Warrants are exercised,

$3,264,000 if the outstanding Series F Warrants are exercised,

$3,000,000 if the outstanding Series F-1 Warrants are exercised,

$2,593,000 if the outstanding 2016 PIPE Warrants are exercised,

$314,000 if the outstanding 2016 Broker PIPE Warrants are exercised,

$5,969,000 if the outstanding 2017 PIPE Warrants are exercised, and

$597,000 if the outstanding 2017 Broker PIPE Warrants are exercised,

(to the extent the registration statement of which this prospectus is a part is then effective and, if applicable, the “cashless exercise” provision is not utilized by the holder). Any proceeds will be used for general corporate and working capital or for other purposes that the Board of Directors, in their good faith, deems to be in the best interest of the Company. No assurances can be given that any of such warrants will be exercised. See “Use of Proceeds.”

Listing of common stock:	Our common stock is listed on the Nasdaq Capital Market under the symbol “TPIV.”

Dividend policy:	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends on our common stock.

Risk factors:	An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

(1)         Assumes the exercise of all of the outstanding warrants issued in August 2014 and all of the outstanding Series A Warrants, Series A-1 Warrants, Series C Warrants, Series D Warrants, Series D-1 Warrants, Series E Warrants, Series E-1 Warrants, Series F Warrants, Series F-1 Warrants, 2016 PIPE Warrants, 2016 Broker PIPE Warrants, 2017 PIPE Warrants and 2017 Broker PIPE Warrants, for which the underlying shares of common stock are registered herein, and that we do not issue any other shares of common stock.

RISK FACTORS

 Investing in securities issued by us involves certain risks. Before you invest in any securities issued by us, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Part I, Item 1A under the caption “Risk Factors” and elsewhere in our 2016 Form 10-K, which is incorporated by reference into this prospectus, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholders. We may receive proceeds of up to approximately $39,177,000 if all of the outstanding warrants issued in August 2014 and all outstanding Series A Warrants, Series A-1 Warrants, Series C Warrants, Series D Warrants, Series D-1 Warrants, Series E Warrants, Series E-1 Warrants, Series F Warrants, Series F-1 Warrants, 2016 PIPE Warrants, 2016 Broker PIPE Warrants, 2017 PIPE Warrants and 2017 Broker PIPE Warrants for which the underlying shares of common stock are registered herein, are exercised (to the extent the registration statement of which this prospectus is a part is then effective and, if applicable, the “cashless exercise” provision is not utilized by the holder).  Any net proceeds we receive will be used for general corporate and working capital or other purposes that our Board of Directors deems to be in our best interest. As of the date of this prospectus, we cannot specify with certainty the particular uses for the net proceeds we may receive. Accordingly, we will retain broad discretion over the use of these proceeds, if any.

DETERMINATION OF OFFERING PRICE

The selling stockholders will offer common stock at the prevailing market prices or privately negotiated prices. The offering price of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our common stock may not trade at market prices in excess of the offering price as prices for common stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders include those issuable to the selling stockholders upon the exercise of warrants as described in this prospectus. Upon the effectiveness of the registration statement of which this prospectus forms a part, the selling stockholders may offer the shares underlying those warrants for resale from time to time. Except as otherwise set out in this prospectus, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the ownership of shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock owned by the selling stockholders as of September 18, 2017, assuming exercise of the warrants held by each such selling stockholder on that date and not taking account of any limitations on conversion and exercise set forth therein.

The third column lists the shares of common stock being offered by this Prospectus by the selling stockholders and does not take in account any limitations on exercise of the warrants set forth therein.

The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this Prospectus, but not the sale of any other shares held by the selling stockholders.

The terms of the Series A, Series D and Series E warrants provide that in no event shall shares of common stock be issued to any holder of those warrants to the extent such issuances of shares of common stock would result in such holder having ownership in excess of 4.9% of our outstanding shares of common stock. The terms of the warrants issued in August 2014, Series C and Series F warrants provide that in no event shall shares of common stock be issued to any holder of those warrants to the extent such issuances of shares of common stock would result in such holder having ownership in excess of 9.9% of our outstanding shares of common stock. The terms of the Series A-1, Series D-1, Series E-1 and Series F-1 warrants provide that in no event shall shares of common stock be issued to any holder of those warrants to the extent such issuances of shares of common stock would result in such holder having ownership in excess of 49.9% of our outstanding shares of common stock. The number of shares in the second column and the third column do not reflect these limitations. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution”.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (1)	Number of Shares of Common Stock Beneficially Owned After Offering (2)	Percentage of Shares of Common Stock Beneficially Owned After the Offering (1) (2)
Empery Asset Master, LTD (3)	289,560	178,665	110,895	*
Empery Tax Efficient, LP (4)	69,239	42,722	26,517	*
Empery Tax Efficient II, LP (5)	581,201	358,614	222,587	1.33%
Iroquois Master Fund Ltd. (6)	702,500	520,833	181,667	1.09%
American Capital Management LLC (7)	421,500	312,500	109,000	*
The Merav Abbe Irrevocable Trust (8)	140,500	104,166	36,334	*
The Samantha Abbe Irrevocable Trust (9)	46,834	34,724	12,110	*
The Talia Abbe Irrevocable Trust (10)	46,832	34,720	12,112	*
The Bennett Abbe Irrevocable Trust (11)	46,832	34,720	12,112	*
Brio Capital Master Fund, Ltd. (12)	1,177,576	808,337	369,239	2.21%
Eastern Capital Limited (13)	4,000,000	3,750,000	250,000	1.49%
OTA LLC (14)	157,233	157,233	0	0%
Kola Agbaje	111	111	0	0%
Allen Chase Foundation-Special Investment Account	4,168	4,168	0	0%
American Portfolios Financial Services Inc.	4,135	4,135	0	0%
Barclay Armitage	10,662	10,662	0	0%
Alexander Arrow	10,418	10,418	0	0%
Wayne K Baldwin	22,270	22,270	0	0%
Jeremy Berney	3,420	3,420	0	0%
Joseph Biancaniello	12,212	12,212	0	0%
Michael Bigger	41,516	41,516	0	0%
Michael Bigger Custodian FBO Andreas Bigger UGMA NY Until Age 21	41,516	41,516	0	0%
Michael Bigger Custodian FBO Mathias Bigger UGMA NY Until Age 21	41,516	41,516	0	0%
John C. Blazier	12,212	12,212	0	0%
Jay Bradbury	12,212	12,212	0	0%
Andrew Brenner	24,330	24,330	0	0%
Alexander J. Brown Trust dtd Apr 11 1996	50,000	50,000	0	0%
Larry Caillouet	12,212	12,212	0	0%
Scott Cardone	1,223	1,223	0	0%
O. Stuart Chase	4,168	4,168	0	0%
Chitayat Family Gift Trust	20,834	20,834	0	0%
Carol Cody	14,654	14,654	0	0%
Barry Cohn	2,068	2,068	0	0%
Lee Harrison Corbin	50,256	45,256	5,000	*
John A. & Wendy M. Cotter	10,418	10,418	0	0%
Christopher Cozzolino	23,597	23,597	0	0%
Arielle Crothers	4,886	4,886	0	0%
Robert T. Crothers	30,010	30,010	0	0%
Robinson W. Crothers	3,334	3,334	0	0%
David M. Rickey Trust dtd 5/8/02	10,418	10,418	0	0%
Linda DelPonte	12,212	12,212	0	0%
Bruce Doniger	12,212	12,212	0	0%
Ernest Dronenburg	16,668	16,668	0	0%
Norman Dumbroff	24,422	24,422	0	0%
Eastside Holdings Ltd.	36,632	36,632	0	0%
EFD Capital Inc.	11,418	11,418	0	0%
Paul Ehrenstein	1,667	1,667	0	0%
Steven Elias & Bessie Elias, JTWROS	14,994	14,994	0	0%
Equity Investments L.P.	104,168	104,168	0	0%
Ernest W. Moody Revocable Trust	452,536	452,536	0	0%
Philip W. Faucette, II	22,630	22,630	0	0%
Kevin Filosa	1,806	1,806	0	0%
FirstFire Global Opportunities Fund LLC	52,084	52,084	0	0%
Albert & Hiedi Gentile	20,546	20,546	0	0%
Gibralt Capital Corporation	125,000	125,000	0	0%
Bruce D. & Laura K. Goethe	16,668	16,668	0	0%
Jessica Greenfield	12,212	12,212	0	0%
Ravi Gutta	31,748	31,748	0	0%
Kimberly Hanley	159	159	0	0%
Matthew Hayden & Julie Hayden, Tenants in Common	48,842	48,842	0	0%
Todd Harrigan	1,223	1,223	0	0%
Timothy Herrmann	1,223	1,223	0	0%
Daniel W. and Allaire Hummel, JTWROS	4,168	4,168	0	0%
Intracoastal Capital LLC	170,940	170,940	0	0%
Robert Jacob & Christine Jacob, JTWROS	7,328	7,328	0	0%
Morgan Janssen	14,597	14,597	0	0%
Peter K. Janssen	62,792	62,792	0	0%
JMG Holdings, LLC	48,842	48,842	0	0%
Martin Junge	56,168	56,168	0	0%
William Jeffrey Kadi	27,352	27,352	0	0%
Bobby Kato Jr.	5,210	5,210	0	0%
Justin Kenner D/B/A JMJ Financial	122,102	122,102	0	0%
Edward King	24,422	24,422	0	0%
Patricia King	12,212	12,212	0	0%
Mackie Klingbeil	10,418	10,418	0	0%
Peter M. Knapp	6,250	6,250	0	0%
Douglas Kohrs	48,842	48,842	0	0%
Ryan Konik	256	256	0	0%
Jeffrey Kuhr	5,862	5,862	0	0%
Thomas LaMarca	4,886	4,886	0	0%
David Landskowsky	5,658	5,658	0	0%
Brian K. Langham	10,418	10,418	0	0%
Clay Lebhar	10,418	10,418	0	0%
Thomas Leith	97,682	97,682	0	0%
Leonite Capital LLC	24,422	24,422	0	0%
Lincoln Park Capital Fund, LLC	73,262	73,262	0	0%
Allan Lipkowitz Revocable Living Trust dtd August 26, 2005	23,081	19,538	3,543	*
Norman Liss	244,202	244,202	0	0%
Roman Livson	365	365	0	0%
Richard Madison	26,570	26,570	0	0%
Veronica Marano & Thomas M. Volckening	69,748	69,748	0	0%
Michael J. Mathieu	58,842	48,842	10,000	*
Ernest J. & Michele M. Mattei	22,630	22,630	0	0%
Noel McGee	4,886	4,886	0	0%
Rory McGee	4,886	4,886	0	0%
Samantha McGrandy	104	104	0	0%
Robert McGrath	14,214	14,214	0	0%
Thomas McGurk	16,560	16,560	0	0%
Stephen R. Mut	41,668	41,668	0	0%
Thomas Norgiel	24,422	24,422	0	0%
Northlea Partners LLLP	6,250	6,250	0	0%
Nybor Group Inc.	4,168	4,168	0	0%
Terence Oi & Patricia Meehan, JTWROS	9,770	9,770	0	0%
OS Media SEZC Ltd.	25,000	25,000	0	0%
Osprey I LLC	20,834	20,834	0	0%
Pauline M. Howard Trust dtd 01.02.98, Candy D’Azevedo TTEE	14,654	14,654	0	0%
Lisa Piper	17,096	17,096	0	0%
Stephen Piscano	4,886	4,886	0	0%
Kenneth S. Pizzo, Jr.	208,334	208,334	0	0%
C. James Prieur & Karen Prieur, JTWROS	48,842	48,842	0	0%
Joel Pruzansky	34,840	34,840	0	0%
Harmon L. Remmel	27,897	24,422	3,475	*
Stephen Renaud	39,430	39,430	0	0%
Jeff Rennell & Christine Kellye Rennell, JTWROS	44,738	44,738	0	0%
Richard A. Brown Revocable Trust u/t/d October 18, 2016	150,000	150,000	0	0%
Dyke Rogers	88,256	88,256	0	0%
Eric Rubenstein	5,658	5,658	0	0%
Art Sadin	10,418	10,418	0	0%
Giles Sandvik & Jeanne Sandvik, JTWROS	7,328	7,328	0	0%
James Saylor & Dorothy Saylor, JTWROS	14,654	14,654	0	0%
David M. Schloss	6,838	6,838	0	0%
Robert A. Schloss	4,886	4,886	0	0%
Joseph Schump	129,582	129,582	0	0%
Aaron Segal	1,223	1,223	0	0%
Stephen Shumpert	66,090	66,090	0	0%
Michael Silverman	58,548	58,548	0	0%
Daryl Squicciarini	48,842	48,842	0	0%
William C. Stone	24,422	24,422	0	0%
Spencer Stouffer	24,422	24,422	0	0%
Clayton A. Struve	57,756	57,756	0	0%
William Sykes	68,378	68,378	0	0%
Tim Elmes, LLC Pension Plan	12,212	12,212	0	0%
Lisa Torsiello	43,224	43,224	0	0%
The Trust of Abraham Schloss UAD 06/15/2011	17,096	17,096	0	0%
John V. Wagner, Jr.	29,966	29,966	0	0%
Jason and Amanda Willis, JTWROS	24,422	24,422	0	0%
Michael L. and Sharon D. Willis, JTWROS	97,682	97,682	0	0%
Julie Wineman	12,212	12,212	0	0%
WestPark Capital Inc.	111	111	0	0%
Jacob D. Wiznitzer	10,418	10,418	0	0%
The Steve and Kaye Yost Family Trust dtd 2.7.92	9,576	9,576	0	0%
Amir Zaghloul & Mona Zaghloul, JTWROS	27,352	27,352	0	0%
Thomas Zahavi	39,074	39,074	0	0%
Lynn Zheng	39,074	39,074	0	0%
Michael Zimmerman	8,220	8,220	0	0%

*           Less than 1%.

(1)         Includes shares of common stock underlying warrants held by the Selling Stockholder that are covered by this Prospectus, including warrants that, due to contractual restrictions, may not be exercisable if such exercise would result in beneficial ownership greater than 4.9%, 9.9% and 49.9% of our outstanding common stock, as applicable. As these ownership amounts are not calculated according to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, they differ from the amounts shown in the section of this Prospectus entitled “Beneficial Ownership of Principal Stockholders, Officers and Directors”.

(2)         Based on 16,730,107 shares of common stock, which includes 10,271,696 shares of common stock issued and outstanding on September 18, 2017, and 6,458,411 shares of common stock being offered in this Prospectus that may be issued upon exercise of the warrants. In determining this amount, we assumed that (i) all 6,458,411 shares of common stock being offered in this Prospectus that may be issued upon exercise of the warrants will be sold and (ii) we issue no other shares of common stock. If these assumptions are incorrect, the number of shares and percentages included in this column will differ from what we have provided.

(3)         Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

The shares listed under “Number of Shares of Common Stock Owned Prior to Offering” and “Shares of Common Stock to be Sold Pursuant to this Prospectus” include 335,898 shares issuable upon the exercise of the warrants set forth below that are held by the stockholder. This amount does not (i) give effect to limitations on ownership set out in any of the warrants that may be exercised into such shares or (ii) include any shares that may be beneficially owned by an affiliate. The warrants referred to in the immediately preceding paragraph are comprised of (i) 59,555 shares of common stock issuable upon exercise of the Series D Warrants, (ii) 59,555 shares of common stock issuable upon exercise of the Series E Warrants and (iii) 59,555 shares of common stock issuable upon exercise of the Series F Warrants.

(4)         Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

The shares listed under “Number of Shares of Common Stock Owned Prior to Offering” and “Shares of Common Stock to be Sold Pursuant to this Prospectus” include 42,722 shares issuable upon the exercise of the warrants set forth below that are held by the stockholder. This amount does not (i) give effect to limitations on ownership set out in any of the warrants that may be exercised into such shares or (ii) include any shares that may be beneficially owned by an affiliate.

The warrants referred to in the immediately preceding paragraph are comprised of (i) 14,241 shares of common stock issuable upon exercise of the Series D Warrants, (ii) 14,241 shares of common stock issuable upon exercise of the Series E Warrants and (iii) 14,241 shares of common stock issuable upon exercise of the Series F Warrants.

(5)         Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE II”), has discretionary authority to vote and dispose of the shares held by ETE II and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE II. ETE II, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

The shares listed under “Number of Shares of Common Stock Owned Prior to Offering” and “Shares of Common Stock to be Sold Pursuant to this Prospectus” include 358,614 shares issuable upon the exercise of the warrants set forth below that are held by the stockholder. This amount does not (i) give effect to limitations on ownership set out in any of the warrants that may be exercised into such shares or (ii) include any shares that may be beneficially owned by an affiliate.

The warrants referred to in the immediately preceding paragraph are comprised of (i) 119,538 shares of common stock issuable upon exercise of the Series D Warrants, (ii) 119,538 shares of common stock issuable upon exercise of the Series E Warrants and (iii) 119,538 shares of common stock issuable upon exercise of the Series F Warrants.

(6)         Iroquois Capital Management L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Master Fund Ltd. (“Iroquois Master Fund”) and consequently has voting control and investment discretion over securities held by Iroquois Master Fund. Each of Joshua Silverman and Richard Abbe may be deemed to have voting control and investment discretion over securities held by Iroquois Master Fund. As a result of the foregoing, each of Iroquois Capital, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities being registered hereunder.

The shares listed under “Number of Shares of Common Stock Owned Prior to Offering” and “Shares of Common Stock to be Sold Pursuant to this Prospectus” include 468,356 shares issuable upon the exercise of the warrants set forth below that are held by the stockholder. This amount does not (i) give effect to limitations on ownership set out in any of the warrants that may be exercised into such shares or (ii) include any shares that may be beneficially owned by an affiliate.

The warrants referred to in the immediately preceding paragraph are comprised of (i) 104,167 shares of common stock issuable upon exercise of the Series A Warrants, (ii) 110,000 shares of common stock issuable upon exercise of the Series C Warrants, (iii) 104,167 shares of common stock issuable upon exercise of the Series D Warrants, (iv) 51,690 shares of common stock issuable upon exercise of the Series E Warrants and (v) 98,334 shares of common stock issuable upon exercise of the Series F Warrants.

(7)         Kimberly Page has the authority and responsibility for the investments made on behalf of American Capital Management LLC (“ACM”) and accordingly, has voting and dispositive power over the securities held by ACM.

The shares listed under “Number of Shares of Common Stock Owned Prior to Offering” and “Shares of Common Stock to be Sold Pursuant to this Prospectus” include 302,004 shares issuable upon the exercise of the warrants set forth below that are held by the stockholder. This amount does not (i) give effect to limitations on ownership set out in any of the warrants that may be exercised into such shares or (ii) include any shares that may be beneficially owned by an affiliate.

The warrants referred to in the immediately preceding paragraph are comprised of (i) 62,500 shares of common stock issuable upon exercise of the Series A Warrants, (ii) 66,000 shares of common stock issuable upon exercise of the Series C Warrants, (iii) 62,500 shares of common stock issuable upon exercise of the Series D Warrants, (iii) 52,004 shares of common stock issuable upon exercise of the Series E Warrants and (iv) 59,000 shares of common stock issuable upon exercise of the Series F Warrants.

(8)         By virtue of his position as trustee, Leo Abbe has voting and dispositive power over the securities held by The Merav Abbe Irrevocable Trust.

The shares listed under “Number of Shares of Common Stock Owned Prior to Offering” and “Shares of Common Stock to be Sold Pursuant to this Prospectus” include 93,670 shares issuable upon the exercise of the warrants set forth below that are held by the stockholder. This amount does not (i) give effect to limitations on ownership set out in any of the warrants that may be exercised into such shares or (ii) include any shares that may be beneficially owned by an affiliate.

The warrants referred to in the immediately preceding paragraph are comprised of (i) 20,833 shares of common stock issuable upon exercise of the Series A Warrants, (ii) 22,000 shares of common stock issuable upon exercise of the Series C Warrants, (iii) 20,833 shares of common stock issuable upon exercise of the Series D Warrants, (iv) 10,337 shares of common stock issuable upon exercise of the Series E Warrants and (v) 19,667 shares of common stock issuable upon exercise of the Series F Warrants.

(9)         By virtue of his position as trustee, Richard Abbe has voting and dispositive power over the securities held by The Samantha Abbe Irrevocable Trust.

The shares listed under “Number of Shares of Common Stock Owned Prior to Offering” and “Shares of Common Stock to be Sold Pursuant to this Prospectus” include 31,226 shares issuable upon the exercise of the warrants set forth below that are held by the stockholder. This amount does not (i) give effect to limitations on ownership set out in any of the warrants that may be exercised into such shares or (ii) include any shares that may be beneficially owned by an affiliate.

The warrants referred to in the immediately preceding paragraph are comprised of (i) 6,945 shares of common stock issuable upon exercise of the Series A Warrants, (ii) 7,333 shares of common stock issuable upon exercise of the Series C Warrants, (iii) 6,945 shares of common stock issuable upon exercise of the Series D Warrants, (iv) 3,447 shares of common stock issuable upon exercise of the Series E Warrants and (v) 6,556 shares of common stock issuable upon exercise of the Series F Warrants.

(10)        By virtue of his position as trustee, Richard Abbe has voting and dispositive power over the securities held by The Talia Abbe Irrevocable Trust.

The shares listed under “Number of Shares of Common Stock Owned Prior to Offering” and “Shares of Common Stock to be Sold Pursuant to this Prospectus” include 31,222 shares issuable upon the exercise of the warrants set forth below that are held by the stockholder. This amount does not (i) give effect to limitations on ownership set out in any of the warrants that may be exercised into such shares or (ii) include any shares that may be beneficially owned by an affiliate.

The warrants referred to in the immediately preceding paragraph are comprised of (i) 6,944 shares of common stock issuable upon exercise of the Series A Warrants, (ii) 7,333 shares of common stock issuable upon exercise of the Series C Warrants, (iii) 6,944 shares of common stock issuable upon exercise of the Series D Warrants, (iv) 3,446 shares of common stock issuable upon exercise of the Series E Warrants and (v) 6,555 shares of common stock issuable upon exercise of the Series F Warrants.

(11)        By virtue of his position as trustee, Richard Abbe has voting and dispositive power over the securities held by The Bennett Abbe Irrevocable Trust.

The shares listed under “Number of Shares of Common Stock Owned Prior to Offering” and “Shares of Common Stock to be Sold Pursuant to this Prospectus” include 31,222 shares issuable upon the exercise of the warrants set forth below that are held by the stockholder. This amount does not (i) give effect to limitations on ownership set out in any of the warrants that may be exercised into such shares or (ii) include any shares that may be beneficially owned by an affiliate.

The warrants referred to in the immediately preceding paragraph are comprised of (i) 6,944 shares of common stock issuable upon exercise of the Series A Warrants, (ii) 7,333 shares of common stock issuable upon exercise of the Series C Warrants, (iii) 6,944 shares of common stock issuable upon exercise of the Series D Warrants, (iv) 3,446 shares of common stock issuable upon exercise of the Series E Warrants and (v) 6,555 shares of common stock issuable upon exercise of the Series F Warrants.

(12)        Shaye Hirsch has voting and dispositive power over the securities owned by the selling stockholder.

The shares listed under “Number of Shares of Common Stock Owned Prior to Offering” and “Shares of Common Stock to be Sold Pursuant to this Prospectus” include 724,374 shares issuable upon the exercise of warrants held by the stockholder. This amount does not (i) give effect to limitations on ownership set out in any of the warrants that may be exercised into such shares or (ii) include any shares that may be beneficially owned by an affiliate.

The warrants referred to in the immediately preceding paragraph are comprised of (i) 198,334 shares of common stock issuable upon exercise of the Series C Warrants, (ii) 208,334 shares of common stock issuable upon exercise of the Series D Warrants, (iii) 124,371 shares of common stock issuable upon exercise of the Series E Warrants and (iv) 193,334 shares of common stock issuable upon exercise of the Series F Warrants.

(13)        Eastern Capital Limited is a direct wholly-owned subsidiary of Portfolio Services Ltd. Kenneth B. Dart is the beneficial owner of all of the outstanding shares of Portfolio Services Ltd. Eastern Capital Limited, Portfolio Services Ltd. and Mr. Dart have shared voting and dispositive powers with respect to the shares of common stock referenced above.”

“Number of Shares of Common Stock Owned Prior to Offering” and “Shares of Common Stock to be Sold Pursuant to this Prospectus” include 1,666,667 shares issuable upon the exercise of the warrants set forth below that are held by the stockholder. This amount does not (i) give effect to limitations on ownership set out in any of the warrants that may be exercised into such shares or (ii) include any shares that may be beneficially owned by an affiliate.

“Shares of Common Stock to be Sold Pursuant to this Prospectus” includes (i) 416,667 shares of common stock issuable upon exercise of the Series A-1 Warrants, (ii) 416,667 shares of common stock issuable upon exercise of the Series D-1 Warrants (iii) 416,667 shares of common stock issuable upon exercise of the Series E-1 Warrants and (iv) 416,667 shares of common stock issuable upon exercise of the Series F-1 Warrants.

(14)        OTA LLC (“OTA”) is a broker-dealer registered with the Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority. Ira M. Leventhal, as a senior managing director of OTA, has voting and investment control over the reported securities. The shares listed under “Number of Shares of Common Stock Owned Prior to Offering” and “Shares of Common Stock to be Sold Pursuant to this Prospectus” include 157,233 shares of common stock issuable upon exercise of the warrants sold in August 2014. This amount does not (i) give effect to limitations on ownership set out in any of the warrants that may be exercised into such shares or (ii) include any shares that may be beneficially owned by an affiliate.

PLAN OF DISTRIBUTION

The common stock held by the selling stockholders may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The sale of the selling stockholders’ common stock offered by this prospectus may be effected in one or more of the following methods:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	transactions involving cross or block trades;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	short sales after the registration statement, of which this prospectus forms a part, becomes effective;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	“at the market” into an existing market for the common stock;

•	through the writing of options on the shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares of each of the selling stockholders may be sold only through registered or licensed brokers or dealers. In addition, in certain states, such shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, or any other exemption available under the Securities Act rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus.

The selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, such selling stockholder.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares held by the selling stockholders as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholders and/or purchasers of the common stock for whom the broker-dealers may act as agent. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

Each of the selling stockholders acquired the securities offered hereby in the ordinary course of business and has advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

We may suspend the sale of shares by the selling stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

If any of the selling stockholders use this prospectus for any sale of the shares of common stock, such selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act of 1934, as amended (the “Exchange Act”) may apply to sales of our common stock and activities of the selling stockholder.

We have advised the selling stockholders that while it is engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

DESCRIPTION OF SECURITIES

General

As of the date hereof, we are authorized by our articles of incorporation to issue an aggregate of 41,666,667 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of September 18, 2017, we had 10,271,696 shares of common stock, and no shares of preferred stock, issued and outstanding, as well as warrants and stock options outstanding to purchase an aggregate of 6,975,407 shares of our common stock at prices ranging between $1.20 and $220.00 per share, as follows:

Outstanding Warrants		Exercise Price	Expiration
Series A	214,433	$1.20	01/13/2020
Series C	110,683	$6.00	01/13/2020
Series C	313,750	$4.00	01/13/2020
Series D	297,500	$9.00	Between 07/16/2020 and 08/13/2020 and 08/19/2020 and 09/09/2020
Series D	312,500	$4.00	Between 07/16/2020 and 08/13/2020 and 08/19/2020 and 09/09/2020
Series E	261,619	$15.00	Between 10/01/2020 and 11/12/2020 and 11/30/2020 and 12/09/2020
Series E	186,555	$4.50	Between 10/01/2020 and 11/12/2020 and 11/30/2020 and 12/09/2020
Series F	290,833	$7.20	08/11/2021
Series F	292,500	$4.00	08/11/2021
Series A-1	418,750	$1.20	03/09/2020
Series C-1	2,083	$6.00	01/13/2020
Series D-1	416,667	$9.00	Between 08/19/2020 and 09/09/2020
Series E-1	418,750	$15.00	06/16/2020
Series F-1	416,667	$7.20	08/11/2021
2016 PIPE Investor Warrants	653,187	$3.97	08/11/2021
2016 PIPE Broker Warrants	65,327	$4.80	08/11/2021
Various	3,869	$1.20	Various
Various	16,667	$10.00-$14.00	Various
Warrants issued in August 2014	157,233	$14.04	08/14/19
Various	16,195	$14.01-$16.00	Various
Various	833	$120.00	12/18/2017
2017 PIPE Investor Warrants	1,503,567	$3.97	06/26/2022
2017 PIPE Broker Warrants	150,356	$3.97	06/26/2022

Outstanding Stock Options		Exercise Price	Expiration
Various	62,916	$1.50-$4.00	various
Various	141,667	$4.00-$7.00	various
Various	248,333	$7.00-$8.00	various
Various	1,967	$120.00-$220.00	various

The following summary of the terms of our common stock and preferred stock, respectively, may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated certificate of incorporation and our amended and restated bylaws. You should refer to, and read this summary together with, our amended and restated certificate of incorporation and amended and restated bylaws to review all of the terms of our common stock and preferred stock, respectively, that may be important to you.

Preferred Stock

We are authorized, subject to limitations prescribed by Nevada law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our Company and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Except as otherwise required by Nevada law, and subject to the rights of the holders of outstanding preferred stock, if any, all stockholder action is taken by the vote of a majority of the outstanding shares of common stock voting as a single class present at a meeting of stockholders at which a quorum consisting of one-third of the outstanding shares of common stock is present in person or proxy. Directors are elected by plurality vote, and stockholders do not have the ability to cumulate votes for the election of directors.

Dividend Rights

Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of our common stock are entitled to receive ratably, dividends when, as, and if declared by our board of directors out of funds legally available for that purpose and, upon our liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on any outstanding preferred stock.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Anti-Takeover Provisions

Provisions of the Nevada Corporation Law and our articles of incorporation and bylaws could make it more difficult to acquire our company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of takeover practices and takeover bids our Board may consider inadequate and to encourage persons seeking to acquire control of our Company to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our common stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Blank Check Preferred Stock

Our articles of incorporation permit our Board to issue preferred stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of our common stockholders. The issuance of our preferred stock could delay or prevent a change of control of our Company.

Board Vacancies may be Filled by Remaining Directors

Our bylaws provide that vacancies on the Board may be filled by the remaining directors then in office.

Amendments to our Articles of Incorporation and Bylaws

Under the Nevada Corporation Law, our articles of incorporation may not be amended by stockholder action alone. Amendments to our articles of incorporation require a board resolution approved by the majority of the outstanding capital stock entitled to vote. Our bylaws may only be amended by a majority vote of the stockholders at any annual meeting or special meeting called for that purpose. Subject to the right of stockholders as described in the immediately preceding sentence, the Board has the power to make, adopt, alter, amend and repeal, from time to time, our bylaws.

Requirements for Notice of Stockholder Director Nominations and Stockholder Business at Meetings.

Under our bylaws, nominations of persons to stand for election as a director may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors who complies with the applicable notice requirements set out therein. If a stockholder wishes to nominate someone to stand for election as a director, or bring any business before an annual or special meeting, the stockholder must comply with certain procedures set out in our bylaws. These provisions specify the timing for delivery of the stockholder’s notice of such business and the information that such notice must contain. The information that may be required in a stockholder notice includes general information regarding the stockholder, a description of the proposed business, and, with respect to nominations for the Board of Directors, certain specified information regarding the nominee(s). In addition to the information required in a stockholder notice described above, our bylaws require under certain circumstances a representation that the stockholder is a holder of our voting stock and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice. For the timing of the stockholder notice, our bylaws require that the notice must be received by our secretary:

•	in the case of any annual meeting, 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or 60 days after such anniversary date, notice by the stockholder in order to be timely must be so received no later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and

•	in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

Nevada Law

Nevada law contains a provision governing “acquisition of controlling interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: 20 to 33-1/3%; 33-1/3 to 50%; or more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or Board of Directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the Nevada law. An Issuing Corporation is a Nevada corporation which (i) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada, and (ii) does business in Nevada directly or through an affiliated corporation.

At this time, we do not believe we have 100 stockholders of record resident in Nevada and we do not conduct business in Nevada directly. Therefore, the provisions of the control share acquisition act are believed not to apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of our Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of our Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (iii) representing 10% or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the Board of Directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the Board of Directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher, (ii) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Nevada Law also includes express provisions preserving the right of a corporation to adopt or sign “plans, arrangements or instruments that grant or deny rights, privileges, power or authority to a holder or holders of a specified number of shares or percentage of share ownership or voting power.” A common example is where the board issues the right for certain stockholders to purchase shares of the corporation at a substantially discounted price if one stockholder reaches a specified percentage of share ownership. The purchase of discounted shares dilutes the share ownership of such potential acquirer.

Registration Rights

Holders of approximately 4,408,014 shares of our outstanding common stock, and of warrants to purchase approximately 6,458,411 shares of our common stock, are entitled to certain rights with respect to registration of such outstanding shares, and the shares of common stock underlying such warrants, under the Securities Act. These shares are referred to as registrable securities. The holders of these registrable securities possess registration rights pursuant to the terms of various purchase agreements and registration rights agreements entered into with us in connection with our sale of such stock and warrants to such investors. This registration statement covers all of such securities. We are required to pay all expenses incurred in connection with such registration.

The registration rights described above will terminate as to any stockholder at such time as all of such stockholder’s securities (together with any affiliate of the stockholder with whom such stockholder must aggregate its sales) could be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Island Stock Transfer, 1550 Roosevelt Blvd Suite 301, Clearwater, Florida 33760.

Listing

Our shares of common stock are listed for trading on the Nasdaq Capital Market under the symbol TPIV. On September 18, 2017, the last reported sale price per share for our common stock on the Nasdaq Capital Market was $3.07.

EXPERTS

Our consolidated financial statements as of December 31, 2016 and December 31, 2015, and for the years then ended, have been incorporated by reference in the prospectus in reliance upon the report of Marcum LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The firm of Shumaker, Loop & Kendrick, LLP has issued an opinion regarding the legality and validity of the securities offered under this prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our by-laws require us to indemnify any of our officers or directors, and certain other persons, under certain circumstances against all expenses and liabilities incurred or suffered by such persons because of a lawsuit or similar proceeding to which the person is made a party by reason of a his being a director or officer of TapImmune or our subsidiaries, unless that indemnification is prohibited by law. We may also purchase and maintain insurance for the benefit of any officer which may cover claims for which we could not indemnify a director or officer. We have been advised that in the opinion of the Securities and Exchange Commission, indemnification of our officers, directors and controlling persons under these provisions, or otherwise, is against public policy and is unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC registration statements on Forms S-1 and Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus (Commission File Nos. 333-196115, 333-205757, 333-215258 and 333-[                          ]). This prospectus does not contain all of the information set forth in the registration statements and the exhibits to the registration statements. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statements and the exhibits and schedules filed as a part of the registration statements. You may read and copy the registration statements, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s web site is http://www.sec.gov.

We maintain a website at www.tapimmune.com. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

•     Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on March 14, 2017;

•     Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017, filed on May 5, 2017 and August 7, 2017, respectively;

•     Our Current Reports on Form 8-K filed on April 28, 2017, June 22, 2017, June 26, 2017, July 11, 2017 and September 5, 2017;

•     Our Definitive Proxy Statement on Schedule 14A, filed on July 12, 2017; and

•     The description of our common stock contained in its registration statement on Form 8-A (Registration No. 001-37939), filed on November 3, 2016, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Our SEC file number is 001-37939. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference. Requests should be addressed to Corporate Secretary, 5 West Forsyth Street, Suite 200 Jacksonville, FL 32202, or may be made telephonically at (904) 516-5436.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus or the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The table below itemizes the expenses payable by the registrant in connection with the registration and issuance of the securities being registered hereunder, other than underwriting discounts and commissions. All amounts except the Securities and Exchange Commission registration fee are estimated.

Securities and Exchange Commission Registration Fee	$1,142.87
Legal Fees and Expenses	$25,000.00
Accountants’ Fees and Expenses	$10,000.00
Transfer agent and registrar’s fees and expenses	†
Miscellaneous Expenses	†
Total	†

†	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under the registration statement.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our officers and directors are indemnified under Nevada law. Our Amended and Restated Articles of Incorporation and our By-laws are silent as to director and officer indemnification.

Nevada Revised Statute. The registrant is a Nevada corporation.

Section 78.138 of the Nevada Revised Statutes provides that a director or officer will not be personally liable to the corporation and its stockholders unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law. The provisions of the Nevada Revised Statutes with respect to limiting personal liability for directors and officers are self-executing and, to the extent the provisions of our Amended and Restated Articles of Incorporation and By-laws would be deemed to be inconsistent therewith, the provisions of the Nevada Revised Statutes will control.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person’s service in such capacity if such person (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, however, no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes permits any discretionary indemnification under Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, to be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

ITEM 16.	EXHIBITS.

The following exhibits are filed as part of this registration statement. Exhibit numbers correspond to the exhibit requirements of Regulation S-K.

		Incorporated by Reference
Exhibit number	Exhibit description	Form	File no.	Exhibit	Filing date	Filed herewith

3.1	Articles of Incorporation as Amended	10-Q	001-37939	3.1	11/4/16

3.2	Certificate of Change	8-K	000-27239	3.1	9/15/16

3.3	Amended and Restated Bylaws	8-K	000-27239	3.1	7/15/16

3.4	Amendment to Amended and Restated Bylaws	8-K	001-37939	3.1	7/11/17

4.1	Securities Purchase Agreement, dated May 17, 2010	8-K	000-27239	10.1	5/18/10

4.2	Registration Rights Agreement, dated May 24, 2010	8-K	000-27239	10.4	5/18/10

4.3	Security Agreement, dated May 24, 2010	8-K	000-27239	10.3	5/18/10

4.4	Form of Senior Secured Convertible Note	8-K	000-27239	10.2	5/18/10

4.5	Form of Series A Warrants	8-K	000-27239	10.5	5/18/10

4.6	Form of Series B Warrants	8-K	000-27239	10.6	5/18/10

4.7	Form of Series C Warrants	8-K	000-27239	10.7	5/18/10

4.8	Securities Purchase Agreement, dated February 24, 2011	8-K	000-27239	10.1	3/2/11

4.9	Form of Convertible Note	8-K	000-27239	10.2	3/2/11

4.10	Security Agreement, dated February 24, 2011	8-K	000-27239	10.3	3/2/11

4.11	Form of Warrant	8-K	000-27239	10.4	3/2/11

4.12	Form of Convertible Note in connection with the sale of same on April 12, 2011	10-K	000-27239	4.12	4/18/11

4.13	Security Agreement dated April 12, 2011	10-K	000-27239	4.13	4/18/11

4.14	Form of Securities Purchase Agreement in connection with the sale of Units on April 14, 2011	10-K	000-27239	4.14	4/18/11

4.15	Form of Warrant in connection with Securities Purchase Agreement dated April 14, 2011	10-K	000-27239	4.15	4/18/11

4.16	Form of Common Stock Purchase Warrant	8-K	000-27239	4.1	8/14/14

4.17	Form of Placement Agent Warrant	8-K	000-27239	4.2	8/14/14

4.18	Form of Common Stock Purchase Warrants-Series A	8-K	000-27239	4.1	1/12/15

4.19	Form of Common Stock Purchase Warrants-Series B	8-K	000-27239	4.2	1/12/15

4.20	Form of Common Stock Purchase Warrants-Series C	8-K	000-27239	4.3	1/12/15

4.21	Form of Common Stock Purchase Warrants-Series D	8-K	000-27239	4.4	1/12/15

4.22	Form of Common Stock Purchase Warrants-Series E	8-K	000-27239	4.5	1/12/15

		Incorporated by Reference
Exhibit number	Exhibit description	Form	File no.	Exhibit	Filing date	Filed herewith
4.23	Form of Placement Agent Common Stock Purchase Warrants-Series A	8-K	000-27239	4.6	1/12/15

4.24	Form of Placement Agent Common Stock Purchase Warrants-Series B	8-K	000-27239	4.7	1/12/15

4.25	Form of Placement Agent Common Stock Purchase Warrants-Series C	8-K	000-27239	4.8	1/12/15

4.26	Form of Placement Agent Common Stock Purchase Warrants-Series D	8-K	000-27239	4.9	1/12/15

4.27	Form of Placement Agent Common Stock Purchase Warrants-Series E	8-K	000-27239	4.10	1/12/15

4.28	Form of Common Stock Purchase Warrants-Series A-1	8-K	000-27239	4.1	3/10/15

4.29	Form of Common Stock Purchase Warrants-Series B-1	8-K	000-27239	4.2	3/10/15

4.30	Form of Common Stock Purchase Warrants-Series C-1	8-K	000-27239	4.3	3/10/15

4.31	Form of Common Stock Purchase Warrants-Series D-1	8-K	000-27239	4.4	3/10/15

4.32	Form of Common Stock Purchase Warrants-Series E-1	8-K	000-27239	4.5	3/10/15

4.33	Form of Placement Agent Common Stock Purchase Warrants-Series A-1	8-K	000-27239	4.6	3/10/15

4.34	Form of Placement Agent Common Stock Purchase Warrants-Series B-1	8-K	000-27239	4.7	3/10/15

4.35	Form of Placement Agent Common Stock Purchase Warrants-Series C-1	8-K	000-27239	4.8	3/10/15

4.36	Form of Placement Agent Common Stock Purchase Warrants-Series D-1	8-K	000-27239	4.9	3/10/15

4.37	Form of Placement Agent Common Stock Purchase Warrants-Series E-1	8-K	000-27239	4.10	3/10/15

4.38	Form of 2016 PIPE Warrant	8-K	000-27239	4.1	8/11/16

4.39	Form of Amended Series A Warrant	8-K	000-27239	4.2	8/11/16

4.40	Form of Amended Series C Warrant	8-K	000-27239	4.3	8/11/16

4.41	Form of Amended Series D Warrant	8-K	000-27239	4.4	8/11/16

4.42	Form of Amended Series E Warrant	8-K	000-27239	4.5	8/11/16

4.43	Form of Amended Series A-1 Warrant	8-K	000-27239	4.6	8/11/16

4.44	Form of Amended Series D-1 Warrant	8-K	000-27239	4.7	8/11/16

4.45	Form of Amended Series E-1 Warrant	8-K	000-27239	4.8	8/11/16

4.46	Form of Series F Warrant	8-K	000-27239	4.9	8/11/16

4.47	Form of Series F-1 Warrant	8-K	000-27239	4.10	8/11/16

4.48	Form of 2016 Broker Warrant	8-K	000-27239	4.11	8/11/16

		Incorporated by Reference
Exhibit number	Exhibit description	Form	File no.	Exhibit	Filing date	Filed herewith
4.49	Form of 2017 PIPE Warrant	8-K	001-37939	4.1	6/22/17

4.50	Form of 2017 Broker PIPE Warrant	8-K	001-37939	4.2	6/22/17

5.1	Opinion of Shumaker, Loop & Kendrick, LLP					X

10.1	Executive Services Agreement with Denis Corin	10-QSB	000-27239	10.1	11/14/07

10.2	Amended Executive Services Agreement with Denis Corin	10-QSB	000-27239	10.2	11/14/07

10.3	License Agreement made March 6, 2000 between GeneMax Pharmaceuticals, UBC and Dr. Jefferies	10-KSB	000-27239	10.2	4/15/05

10.4	Collaborative Research Agreement made September 1, 2000 between GeneMax Pharmaceuticals, GeneMax Pharmaceuticals Inc. and UBC	10-KSB	000-27239	10.3	4/15/05

10.5	Production Services Agreement made March 18, 2003 between the Company and Molecular Medicine	10-KSB	000-27239	10.5	4/15/05

10.6	Biological Materials Transfer Agreement made October 21, 2003 between the Company and National Institutes of Health	10-KSB	000-27239	10.6	4/15/05

10.7	Option and Settlement Agreement made January 23, 2006 between GeneMax Pharmaceuticals, GeneMax Pharmaceuticals Inc., UBC and Dr. Jefferies	8-K	000-27239	10.1	2/3/06

10.8	2009 Stock Incentive Plan*	DEF14-C	000-27239	B	1/29/10

10.9	Technology Option Agreement, dated June 1, 2010, between TapImmune Inc. and Mayo Foundation for Education and Research	8-K	000-27239	10.1	6/4/10

10.10	Form of Securities Purchase Agreement, dated as of August 11, 2014, by and among the Company and the Purchasers	8-K	000-27239	10.1	8/11/14

10.11	Placement Agency Agreement, dated as of July 29, 2014, by and between the Company and H. C. Wainwright & Co., LLC	8-K	000-27239	10.2	8/14/14

10.12	Form of Securities Purchase Agreement, dated as of January 12, 2015, by and among the Company and the Purchasers	8-K	000-27239	10.1	1/12/15

10.13	Placement Agency Agreement, dated as of July 29, 2014 and Amended on January 12, 2015, by and between the Company and H. C. Wainwright & Co., LLC	8-K	000-27239	10.2	1/12/15

10.14	Finders Agreement, dated as of January 12, 2015, by and between the Company and Olympus Securities LLC	8-K	000-27239	10.3	1/12/15

10.15	Securities Purchase Agreement, dated as of March 9, 2015, by and among the Company and Eastern Capital Limited	8-K	000-27239	10.1	3/10/15

10.16	Placement Agency Agreement, dated as of July 29, 2014, Amended on January 12, 2015, by and between the Company and H. C. Wainwright & Co., LLC and Amended on March 9, 2015, by and between the Company and H. C. Wainwright & Co., LLC	8-K	000-27239	10.2	3/10/15

10.17	Form of Restructuring Agreement dated May 28, 2015	8-K	000-27239	10.1	6/3/15

10.18	Amended and Restated Restructuring Agreement, dated as of June 2, 2015	8-K	000-27239	10.1	6/5/15

10.19	Consulting Agreement, dated February 10, 2015, between TapImmune Inc. and Dr. John Bonfiglio*	8-K	000-27239	10.1	7/30/15

10.20	License and Assignment Agreement, dated July 21, 2015, with The Mayo Foundation for Medical Education and Research**	10-Q	000-27239	10.1	8/14/15

10.21	2014 Omnibus Stock Ownership Plan*	10-Q	000-27239	10.1	11/16/15

10.22	Amendment to 2014 Omnibus Stock Ownership Plan (February 10, 2015) *	10-Q	000-27239	10.2	11/16/15

10.23	Amendment to 2014 Omnibus Stock Ownership Plan (November 6, 2015) *	10-Q	000-27239	10.3	11/16/15

10.24	Amendment to 2014 Omnibus Stock Ownership Plan (August 29, 2017) *	8-K	001-37939	10.1	9/5/17

		Incorporated by Reference
Exhibit number	Exhibit description	Form	File no.	Exhibit	Filing date	Filed herewith
10.25	Form of Stock Option Award Agreement – Key Employee*	10-Q	000-27239	10.4	11/16/15

10.26	Form of Stock Option Award Agreement – Non-employee Director*	10-Q	000-27239	10.5	11/16/15

10.27	Form of Stock Option Award Agreement – Consultant*	10-Q	000-27239	10.6	11/16/15

10.28	Form of Restricted Stock Award Agreement – Consultant*	10-Q	000-27239	10.7	11/16/15

10.29	Employment Agreement between TapImmune, Inc. and Dr. Glynn Wilson, dated November 12, 2015*	10-Q	000-27239	10.8	11/16/15

10.30	Amendment to Consulting Agreement between TapImmune Inc. and Dr. John Bonfiglio dated as of June 12, 2015*	8-K	000-27239	10.2	2/16/16

10.31	Second Amendment to the Consulting Agreement by and between TapImmune Inc. and Dr. John Bonfiglio dated as of February 10, 2016*	8-K	000-27239	10.3	2/16/16

10.32	License and Assignment Agreement with Mayo Foundation for Medical Education and Research dated May 19, 2016**	10-Q	000-27239	10.7	8/15/16

10.33	Amendment to Employment Agreement between TapImmune Inc. and Glynn Wilson, dated as of July 18, 2016*	8-K	000-27239	10.1	7/19/16

10.34	Employment Agreement by and between by and between TapImmune Inc. and Dr. John Bonfiglio dated as of July 18, 2016*	8-K	000-27239	10.2	7/19/16

10.35	Employment Agreement by and between by and between TapImmune Inc. and Michael J. Loiacono dated as of August 25, 2016*	8-K	000-27239	10.1	8/25/16

10.36	Form of Subscription Agreement	8-K	001-37939	10.1	6/22/17

10.37	Registration Rights Agreement dated June 26, 2017	8-K	001-37939	10.2	6/22/17

10.38	Form of Warrant Exercise Agreement	8-K	001-37939	10.3	6/22/17

10.39	Agency Agreement between TapImmune Inc. and Katalyst Securities LLC, dated May 12, 2017	8-K	001-37939	10.4	6/22/17

10.40	Amendment to Placement Agency Agreement between TapImmune Inc. and Katalyst Securities LLC dated June 22, 2017	8-K	001-37939	10.1	6/26/17

14	Code of Ethics	10-Q	000-27239	14	11/16/15

23.1	Consent of Marcum LLP, an independent public accounting firm.					X

23.2	Consent of Shumaker, Loop & Kendrick, LLP (included as part of Exhibit 5.1)					X

24.1	Powers of Attorney (included on signature page).					X

101.INS	XBRL Instance Document	10-K	000-27239		4/14/16

101.SCH	XBRL Taxonomy Extension Schema Document	10-K	000-27239		4/14/16

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document	10-K	000-27239		4/14/16

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document	10-K	000-27239		4/14/16

101.LAB	XBRL Taxonomy Extension Label Linkbase Document	10-K	000-27239		4/14/16

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	10-K	000-27239		4/14/16

101.INS	XBRL Instance Document	10-Q	001-37939		11/4/16

101.SCH	XBRL Taxonomy Extension Schema Document	10-Q	001-37939		11/4/16

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document	10-Q	001-37939		11/4/16

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document	10-Q	001-37939		11/4/16

101.LAB	XBRL Taxonomy Extension Label Linkbase Document	10-Q	001-37939		11/4/16

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	10-Q	001-37939		11/4/16

*Executive management contract or compensatory plan or arrangement.

** Confidential treatment has been granted as to certain portions of this exhibit pursuant to Rule 406 of the Securities Act of 1933, as amended, or Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ITEM 17.	UNDERTAKINGS.

A.	RULE 415 OFFERING

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933 each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on September 20, 2017.

TapImmune Inc.

By:	/s/ Glynn Wilson
Dr. Glynn Wilson
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Michael J. Loiacono
Michael J. Loiacono
Chief Financial Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person in so signing also makes, constitutes and appoints Glynn Wilson and Michael J. Loiacono, and each of them with the power to act without the other, his or her true and lawful attorney-in-fact, with full power of substitution, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments to this Registration Statement, with exhibits to such registration statements and amendments and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Sherry Grisewood	Director	September 20, 2017
Sherry Grisewood

/s/ Glynn Wilson	Director	September 20, 2017
Dr. Glynn Wilson

/s/ David Laskow-Pooley	Director	September 20, 2017
David Laskow-Pooley

/s/ Mark Reddish	Director	September 20, 2017
Mark Reddish

/s/ Frederick Wasserman	Director	September 20, 2017
Frederick Wasserman

/s/ Joshua Silverman	Director	September 20, 2017
Joshua Silverman

/s/ Michael J. Loiacono	Chief Financial Officer	September 20, 2017
Michael J. Loiacono